TABLE OF CONTENTS

Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No.333-204165, No. 333-182469, No. 333-160645, No. 333-74187, No. 333-106040, No. 333-132561, No. 333-150865 and No. 333-143992) and Form S-8 (No. 2-45346, No. 2-75875, No. 2-78291, No. 2-91945, No. 33-18073, No. 33-57250, No. 333-48639, No. 333-58095, No-333-70069, No. 333-83813, No. 333-31346, No. 333-39976, No. 333-45828, No. 333-50198, No.333-52938, No. 333-68640, No.333-101640, No. 333-101967, No. 333-108466, No. 333-111737, No. 333-115911, No. 333-148148, No. 333-168679 and No. 333-188634) of American International Group, Inc. of our report dated February 23, 2017 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in the Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

New York, New York

February 23, 2017

AIG | 2016 Form 10-K                          1